                                   EXHIBIT 21
                                   ----------


                  SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION
                  PLACE OF INCORPORATION AND PERCENTAGE OWNED
                  --------------------------------------------

                                                   PLACE OF        PERCENTAGE
          SUBSIDIARY                            INCORPORATION        OWNED
          ----------                         -------------------   ----------
CONSOLIDATED CONVERTING CO.
---------------------------
Whittier, California                              California          100%


CUBIC APPLICATIONS, INC.
------------------------
Lacey, Washington                                 California          100%


CUBIC AUTOMATIC REVENUE COLLECTION GROUP
----------------------------------------
San Diego, California                             California          100%


CUBIC COMMUNICATIONS, INC.
--------------------------
San Diego, California                             California          100%


CUBIC DATA SYSTEMS, INC.
------------------------
San Diego, California                             California           90%


CUBIC DEFENSE SYSTEMS, INC.
---------------------------
San Diego, California                             California          100%


CUBIC ENVIRONMENTAL TECHNOLOGIES, INC.
--------------------------------------
San Diego, California                              Delaware           100%


CUBIC FIELD SERVICES, INC.
--------------------------
San Diego, California                              Delaware           100%


CUBIC FOREIGN SALES, INC.                         St. Thomas
-------------------------
San Diego, California                        U.S. Virgin Islands      100%


CUBIC LAND, INC.
----------------
San Diego, California                             California          100%

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

SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION - CONTINUED
--------------------------------------------------------

                                                   PLACE OF        PERCENTAGE
          SUBSIDIARY                            INCORPORATION        OWNED
          ----------                            -------------      ----------
CUBIC TOLL SYSTEMS, INC.
------------------------
Teterboro, New Jersey                              New York           100%


CUBIC (UK) LIMITED
------------------
London, England                                     England           100%


NAVSAT CORPORATION
------------------
San Diego, California                             California          100%


NEW YORK REVENUE AUTOMATION, INC.
---------------------------------
New York, New York                                 New York           100%*
 *(100% owned subsidiary of Cubic Automatic Revenue Collection Group)


SCANPOINT TECHNOLOGY A/S
------------------------
Brondy, Denmark                                     Denmark           100%*
 *(100% owned subsidiary of Cubic Automatic Revenue Collection Group)


SOUTHERN CUBIC PTY., LTD
------------------------
New South Wales, Australia                         Australia          100%*
 *(50% owned subsidiary of Cubic Corporation and
   50% owned subsidiary of Cubic Automatic Revenue Collection Group)


WESTINGHOUSE CUBIC LIMITED
--------------------------
London, England                                     England            50%*
 *(50% owned subsidiary of Cubic (UK) Limited)

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